UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

Forster Drilling Corporation
.

(Exact name of registrant as specified in its charter)

Nevada	000-29603	91-2070995

(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

2425 Fountain View, Suite 305 Houston, Texas	77057

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 266-8005

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 19, 2008, Mr. Horace (“Bud”) Najvar resigned as a director from the Company. There were no disagreements surrounding Mr. Najvar’s resignation.

On February 19, 2008, John D. Mullen was appointed to serve as a member on the Company’s board of directors in order to fill the vacancy created by Mr. Najvar’s resignation. Mr. Mullen is not expected to serve on any of the Company’s designated committees. There is no arrangement or understanding between Mr. Mullen and any other person pursuant to which Mr. Mullen was elected as a director. Mr. Mullen has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B since December 2007.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

99.1	Mr. Najvar’s Letter of Resignation dated February 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forster Drilling Corporation

By:	/s/ Fred Forster III
Fred Forster, III, Chief Executive Officer

DATE: February 22, 2008

EXHIBIT INDEX

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

99.1	Mr. Najvar’s Letter of Resignation dated February 18, 2008